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Exhibit 99.2

                           CERTIFICATE OF DESIGNATIONS

                                       OF

                      SERIES C CONVERTIBLE PREFERRED STOCK

                                       OF

                             QUARTERDECK CORPORATION
        (Pursuant to Section 151 of the Delaware General Corporation Law)

      Quarterdeck Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, (the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the Delaware General Corporation Law at a meeting duly called and held on September 26, 1997:

      RESOLVED that there shall be a series of shares of the Preferred Stock of the Corporation designated "Series C Convertible Preferred Stock"; that the number of shares of such series shall be 40,000 and that the rights and preferences of such series (the "Series C Preferred") and the limitations or restrictions thereon, shall be as follows:

      1.    Dividends.

      The holders of the Series C Preferred shall not be entitled to receive dividends.

      2.    Liquidation Preference.

            (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, subject to payment in full of the liquidation preference of the Series B Convertible Preferred Stock if any shares thereof are outstanding, the holders of the Series C Preferred shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of the Common Stock or any other class or series of shares except any class or series which is entitled to priority over the Series C Preferred, the amount of $1000 per share plus any amounts accrued but unpaid under Section 1.4(b)(iv) of the Preferred Stock Investment Agreement under which shares of the Series C Preferred were originally issued (the "Liquidation Preference").

            (b) Except for a transaction which is accounted for as a "pooling of interests" under generally accepted accounting principles as applied in the United States, or a stock-for-stock reorganization in which the Common Stock of the Corporation is converted into or exchanged solely for voting common stock which is listed on the NASDAQ National Market, the American Stock Exchange or the New York Stock Exchange, a consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall, at the option of the holders of the Series C Preferred, be deemed a liquidation, dissolution or winding up within the meaning of this Section 2 if the shares of stock of the Corporation (along with all derivative securities) outstanding immediately prior to such transaction represent immediately after such transaction less than a majority of the voting power of the surviving corporation (or of the acquirer of the Corporation's assets in the case of a sale of assets). Such option may be exercised by the vote or written consent of holders of a majority of the Series C Preferred at any time within thirty calendar days after written notice of the essential terms of such transaction shall have been given to the holders of the Series C Preferred as provided in Section 5 hereof. Such notice shall be given by the Corporation immediately following determination of such essential terms. If such option is exercised, the

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holders of the Series C Preferred shall be entitled to receive, in cash, immediately upon the occurrence of such transaction, an amount per share equal to 100% of the Liquidation Preference.

      3.    Forced Conversion.

            (a) If at any time during the Conversion Period (as defined below) an underwritten public offering of outstanding shares of Common Stock of the Corporation is anticipated, the Corporation may give not less than twenty (20) calendar days notice ("Forced Conversion Notice") of a required conversion pursuant to this Section. If such notice has been given and if the contemplated underwritten public offering occurs within sixty (60) days thereafter, all then outstanding Series C Preferred shares shall be automatically converted into Common Stock on the date that the underwriters execute an agreement agreeing to purchase all such Common Stock, and the Common Stock issued upon such conversion shall be purchased by the underwriters and sold through the public offering at the same price and subject to the same underwriting discount and otherwise on the same terms as the other shares of Common Stock purchased by the underwriters and sold publicly in such offering, except that the holders of Series C Preferred shall not be required to undertake any obligations to the underwriters other than an obligation to deliver Common Stock to the underwriters pursuant to this Section. In the event of Forced Conversion, the Conversion Price shall be 82% of the Conversion Price determined pursuant to Section 4 hereof on the day prior to the effectiveness of the registration statement for the public offering or, if later, the day prior to the execution by the underwriters of the agreement fixing the price to be paid by the Underwriters. Upon the giving of a Forced Conversion Notice, the Conversion Restrictions set forth in Section 4 hereof shall immediately terminate. If for any reason whatsoever the underwritten public offering contemplated at the time the Forced Conversion Notice was given shall not be carried out, then upon abandonment or termination thereof, and in any event at the close of business on the sixtieth (60th) day after the Notice Date, the holders of the Series C Preferred shares shall have no further obligations with respect to the proposed Forced Conversion and the Corporation shall not for a period of one hundred twenty (120) days thereafter give another Notice of Forced Conversion. Any such Notice shall specify the date when it is given (the "Notice Date") and shall be given as provided in Section 5 hereof. On or within three business days after the effective date of the registration statement each holder of Series C Preferred shall surrender to the Corporation the certificate or certificates representing the Series C Preferred shares held by such holder for conversion into Common Stock in accordance with the provisions of this Section. The Corporation shall deliver the certificates representing such Common Stock to the underwriters for the account of such holder, against payment to or for the account of such holder, by the underwriters, of the purchase price of such Common Stock. If for any reason whatsoever the underwriters fail to pay the purchase price for such shares of Common Stock not later than eight (8) business days after the effective date of the registration statement, the conversion shall be rescinded and the holder shall be entitled to receive from the Corporation a replacement certificate representing the Series C Preferred shares which the holder had surrendered for conversion as provided herein.

            (b) On the fifth anniversary of the date of issuance, all then outstanding shares of Series C Preferred shall be automatically converted into Common Stock at the Conversion Price on such anniversary date and otherwise pursuant to the applicable provisions set forth in Section 4(d) and (e) hereof.

         4. Conversion. The holders of the Series C Preferred shall have optional conversion rights as follows:

            (a) Accrual of Conversion Rights. The Conversion Period shall commence 91 days after the date of issuance, or (if earlier) the date that a Registration Statement covering the resale of the underlying shares of Common Stock has been declared effective by the Securities and Exchange Commission, and shall continue thereafter for the life of the issue. Each holder of record of Series C Preferred shares on the date of commencement of the Conversion Period (an "Original Holder") shall be entitled to convert in any calendar month the following percentage of the Series C Preferred shares held by such holder on the date of commencement of the Conversion Period, on a cumulative basis following commencement of the Conversion Period, (the "Conversion Restriction"). The percentage for each calendar month will be determined based on the highest of the daily low trading prices of the Common Stock during such month, as follows:

        Highest of daily low trading                Percentage becoming
        prices during month                         convertible for such month

                 $3.50 or less                               12.5%
                 $3.51 to $4.00                              15.0%
                 $4.01 to $4.50                              17.5%
                 $4.51 to $5.00                              20.0%
                 $5.01 to $5.50                              22.5%
                 $5.51 or more                               25.0%

The number of shares which may be converted in any calendar month shall include the number of shares which might have been but were not converted during earlier calendar months. In the case of transfers of shares by an Original Holder the Corporation shall make such notations on its stock ownership records and on the certificates for shares issued upon transfer so as to reflect the portion (if any) of the transferred shares which have become convertible pursuant to this provision, or the Corporation may at its election issue certificates representing the Series C Preferred shares in such form, or with such annotations, as to reflect the time or times at which the shares represented by such certificates will become convertible.

            (b) Removal of Limitations. The Conversion Restrictions shall terminate and after the commencement of the Conversion Period and subject to the other restriction set forth herein, all the Series C Preferred shares shall thereafter be fully convertible if any of the following events or conditions shall occur or exist: (i) the Corporation gives a Forced Conversion Notice pursuant to Section 3 hereof: (ii) an event described in Section 2(b) shall occur, whether or not the holders of Series C Preferred deem such event to be a liquidation; (iii) proceedings for relief under any bankruptcy or similar law for the relief of debtors are instituted by or against the Corporation or any of its significant subsidiaries and, if instituted against the Corporation or such subsidiary, are consented to or not dismissed within 30 days; (iv) the independent auditors of the Corporation shall fail or be unwilling to express within 90 days after the end of the Corporation's fiscal year a customary opinion on the financial statements of the Corporation, or shall express such opinion subject to a "going concern" qualification; (v) the Common Stock of the Corporation shall cease to be listed on either the NASDAQ National Market or a national securities exchange; or (vi) there shall be a material breach by the Corporation of any of its obligations hereunder or under the Preferred Stock Investment Agreements pursuant to which the Series C Preferred was originally issued.

            (c) Right to Convert. Subject to the provisions of Section 10 hereof so long as such provisions remain in effect, at and after the time it has become convertible, each share of Series C Preferred shall be convertible, at the option of the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the liquidation preference of the Series C Preferred share determined pursuant to
Section 2 hereof on the date the notice of conversion is given, by (ii) the Conversion Price determined as hereinafter provided in effect on said date, provided however, that a share of Series C Preferred shall not be converted into Common Stock if following such conversion the holder thereof together with affiliates of such holder would be the beneficial owners (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of 10% or more of the Common Stock of the Corporation.

            (d) Mechanics of Conversion. To convert shares of Series C Preferred into shares of Common Stock, the holder shall give written notice to the Corporation (which notice may be given by facsimile transmission) that such holder elects to convert the same and shall state therein the number of shares to be converted and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. Promptly thereafter the holder shall surrender the certificate or certificates representing the shares to be converted, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, or at such other place designated by the Corporation. The Corporation shall, immediately upon receipt of such notice, issue and deliver to or upon the order of such holder, against delivery of the certificates representing the shares which have been converted, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, and a certificate representing the shares of Series C Preferred not so converted, if any. The Corporation shall effect such issuance immediately and shall


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transmit the certificates by messenger or overnight delivery service to reach the address designated by such holder within three trading days after the receipt of such notice. Notice of conversion may be given by a holder at any time of day up to 5:00 pm Los Angeles time, and such conversion shall be deemed to have been made immediately prior to the close of business on the date such notice of conversion is given (the "Conversion Date"). The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at the close of business on the Conversion Date.

            (e)   Determination of Conversion Price.

                  (i) On any Conversion Date prior to the first day of the sixth calendar month after the Closing the Conversion Price shall be $5.00, and thereafter, subject to the provisions of subsections (e)(ii) and (f) of this Section, the Conversion Price shall be 101% of the Average Low Trading Price. The Average Low Trading Price shall be the average of the three lowest daily trading prices for the 22 consecutive trading days immediately preceding the Conversion Date.

                  (ii)  The maximum Conversion Price ("Conversion Cap") shall be
(A) $5.125 until the end of March, 1999; (B) thereafter until the end of September, 1999, the lesser of (i) $5.125 or (ii) 101% of the average daily low trade prices of the Common Stock for all trading days in March, 1999; (C) thereafter until the end of March, 2000, the lesser of (i) $5.125, (ii) the amount determined in (ii) above, or (iii) 101% of the average daily low trade prices of the Common Stock for all trading days in September, 1999; and (D) thereafter the lesser of (i) $5.125, (ii) the amount determined in (ii) above,
(iii) the amount determined in (iii) above, or (iv) 101% of the average daily low trade prices of the Common Stock for all trading days in March, 2000.

                  (iii) The term "low trading price" and "low trade price" of the Common Stock on any day shall mean (A) the lowest reported sale price of the Common Stock on the principal stock exchange on which the Common Stock is listed, or (B) if the Common Stock is not listed on a stock exchange, the lowest reported sale price of the Common Stock on the principal automated securities price quotation system on which sale prices of the Common Stock are reported, or
(C) if the Common Stock is not listed on a stock exchange and sale prices of the Common Stock are not reported on an automated quotation system, the lowest bid price for the Common Stock as reported by National Quotation Bureau Incorporated. If none of the foregoing provisions are applicable, the "low trading price" of the Common Stock on a day will be the fair market value of the Common Stock on that day as determined by a member firm of the New York Stock Exchange, Inc., selected by the Board of Directors of the Corporation. The term "trading day" means (x) if the Common Stock is listed on at least one stock exchange, a day on which there is trading on the principal stock exchange on which the Common Stock is listed, (y) if the Common Stock is not listed on a stock exchange but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated. (iv) In the event that during any period of consecutive trading days provided for above, the Corporation shall declare or pay any dividend on the Common Stock payable in Common Stock or in rights to acquire Common Stock, or shall effect a stock split or reverse stock split, or a combination, consolidation or reclassification of the Common Stock, then the Conversion Price and the Conversion Cap shall be proportionately decreased or increased, as appropriate, to give effect to such event, and like adjustment shall be made in the price specified in Section 4(f).

            (f) Depressed Price Condition ("Green Floor"). A "Depressed Price Condition" shall be deemed to exist on any date if during the period of three consecutive trading days immediately prior to such date the Conversion Price shall have been less than $3.00 per share (subject to adjustment for stock splits, stock dividends and like capital adjustments). If and so long as a Depressed Price Condition exists, the Corporation may at its option, exercised by written notice ("Cash Conversion Notice") given to the holders of the Series C Preferred twenty (20) days prior to the effective date specified in such Notice (the "Effective

Date") require that any Series C Preferred shares converted on the Effective Date or thereafter while such Cash Conversion Notice remains in effect shall receive, in lieu of Common Stock, cash in an amount equal to the proceeds that would otherwise have been received by the holder of the converted shares if Common Stock had been delivered upon such conversion and sold at the highest reported sale price of the Common Stock on the Conversion Date (the "Cash Conversion Price"). A Cash Conversion Notice may not be given and shall not be effective on any date unless the Depressed Price Condition exists on such date. The Cash Conversion Notice may (but need not) specify a price range within which such Notice shall be effective. If a price range is so specified, then the Cash Conversion Notice shall be effective on any date only if the average of the Conversion Prices for the three consecutive trading days prior to such date falls within the specified range. The upper limit of the range so specified shall not exceed the dollar amount stated in the first sentence of this subsection, as adjusted. If notice of conversion shall be given by a holder of Series C Preferred shares on a date that a Cash Conversion Notice is in effect, the Corporation shall within three business days following surrender of the share certificate as provided in Section 4(d) hereof make payment of the Cash Conversion Price to such holder by wire transfer of immediately available funds in U.S. dollars pursuant to such wire transfer instructions as may have been given by such holder, or otherwise by mailing by certified mail a bank cashiers' or certified check for the Cash Conversion Price to the record address of such holder. A Cash Conversion Notice shall cease to be effective (i) if the Depressed Price Condition ceases to exist, or (ii) if the Corporation fails to make payment of the Cash Conversion Price to any holder entitled thereto in the manner and within the time specified in the foregoing sentence, time being of the essence. If a Cash Conversion Notice ceases to be effective pursuant to clause (ii) of the foregoing sentence, it shall not thereafter be effective as to any holder and no Cash Conversion Notice may thereafter be given by the Corporation. The number of shares that a holder is entitled to convert, determined pursuant to subsection (a) of this Section 4, shall not be affected by the giving or effectiveness of a Cash Conversion Notice. Any Cash Conversion Notice shall be given as provided in Section 5 hereof.

            (g) Distributions. In the event the Corporation shall at any time or from time to time make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation or any of its subsidiaries or other property, other than cash dividends from earnings or dividends of additional shares of Common Stock, then in each such event provision shall be made so that the holders of Series C Preferred shall receive, upon the conversion thereof, the securities or other property which they would have received had they been the owners on the date of such event of the number of shares of Common Stock issuable to them upon conversion.

            (h) Certificates as to Adjustments. Upon the occurrence of any adjustment or readjustment of the Conversion Price or the Conversion Cap pursuant to this Section 4, or any adjustment of the price specified in Section 4(f), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series C Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. If any holder of Series C Preferred disputes the computation of such adjustment the Corporation shall cause independent public accountants selected by the Corporation to verify and, if necessary, correct such computation. The Corporation shall, upon the written request at any time of any holder of Series C Preferred, furnish or cause to be furnished to such holder a like certificate prepared by the Corporation setting forth (i) such adjustments and readjustments, and (ii) the number of other securities and the amount, if any, of other property which at the time would be received upon the conversion of Series C Preferred with respect to each share of Common Stock issuable upon such conversion.

            (i) Notice of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall give notice to each holder of Series C Preferred at least 10 days prior to such date specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right and the amount and character of such dividend, distribution, security or right.

            (j) Issue Taxes. The Corporation shall pay any and all issue and other taxes, excluding any income, franchise or similar taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series C Preferred pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

            (k) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval.

            (l) Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of Series C Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion at one time of more than one share of Series C Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

            (m) Reorganization or Merger. In case of any reorganization or any reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation to any other person, and the holders of Series C Preferred do not elect to treat such transaction as a liquidation, dissolution or winding up as provided in Section 2, then, as part of such reorganization, consolidation, merger or sale, provision shall be made so that each share of Series C Preferred shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Series C Preferred would have been entitled upon the record date of (or date of, if no record date is fixed) such event and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series C Preferred, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of Series C Preferred.

      5. Notices. Any notice to be given to the holders of the Series C Preferred shall be (i) mailed by first class mail postage prepaid to each holder of Series C Preferred at the address shown on the records of the Corporation for such holder, (ii) transmitted by telecopy or facsimile transmission to any holder which has supplied a telecopy or facsimile address to the Corporation, and (iii) unless receipted for by telecopy or facsimile on the date such notice is given, shall be transmitted by an overnight delivery service or courier service for delivery at the address shown on the records of the Corporation for such holder on the first business day following the date such notice is given, or if delivery in one business day to such address cannot be effected by such delivery service, then on the earliest day on which such delivery can be made.

      6. Other Provisions. For all purposes of this Resolution, the term "date of issuance" or "closing" shall mean the day on which shares of the Series C Preferred are first issued by the Corporation, and the terms "trading price", "low trading price", "last trade price", and "trading days" shall have the meanings


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
given them in Section 4(e) hereof. Any provision herein which conflicts with or violates any applicable usury law shall be deemed modified to the extent necessary to avoid such conflict or violation.

      7. Restrictions and Limitations. The Corporation shall not undertake the following actions without the consent of the holders of a majority of the Series C Preferred: (i) modify its Certificate of Incorporation or Bylaws so as to amend or change any of the rights, preferences, or privileges of the Series C Preferred, (ii) authorize or issue any other equity security senior to or ranking on parity with the Series C Preferred with respect to liquidation rights or redemption rights (if any) or any equity security the terms of which provide that it is senior or superior to the Series C Preferred in any respect (other than dividend and voting rights), (iii) purchase or otherwise acquire for value any Common Stock (other than Common Stock purchased from terminated employees in an amount not greater than $250,000) or other equity security of the Corporation junior to or on a parity with the Series C Preferred except from the net proceeds of sale of its equity securities by the Corporation, or (iv) issue any shares of Common Stock (otherwise than pursuant to existing commitments) or any rights, options, convertible securities or other contract obligations to issue Common Stock unless the number of shares of authorized Common Stock of the Corporation which is thereafter reserved exclusively for issuance upon conversion of the Series C Preferred is not less than 150% of the number of shares of Common Stock which would be issuable upon conversion of the number of Series C Preferred shares then outstanding at the Conversion Price then in effect.

      8. Voting Rights. Except as provided herein or as provided for by law, the Series C Preferred shall have no voting rights.

      9. Attorneys' Fees. Any holder of Series C Preferred shall be entitled to recover from the Corporation the reasonable attorneys' fees and expenses incurred by such holder in connection with enforcement by such holder of any obligation of the Corporation hereunder.

      10. Limitation on Number of Conversion Shares. The Corporation shall not be obligated to issue, in the aggregate, more than 8,300,000 shares of Common Stock as presently constituted (the "Nasdaq Cap") upon conversion of the Series C Preferred, if issuance of a larger number of shares would constitute a breach of the Rules or Designation Criteria of the NASDAQ Stock Market (the "NASDAQ Rules"). Subject to the obligation to effect certain redemptions pursuant to this Section, if further issuances of shares of Common Stock upon conversion of the Series C Preferred would constitute a breach of the NASDAQ Rules (i.e., all of the shares permitted to be issued under the Nasdaq Cap shall have been so issued), then so long thereafter as such limitation shall continue to be applicable and any shares of Series C Preferred are submitted for conversion such shares shall receive in cash an amount equal to the Cash Conversion Price determined as provided in Section 4(f) hereof, in lieu of the Common Stock which such shares would otherwise be entitled to receive upon conversion. Payment of the Cash Conversion Price shall be made no later than as specified in Section 4(f) and shall bear daily interest thereafter at the rate of one-tenth of one percent per day until paid. The NASDAQ Cap shall be proportionately and equitably adjusted in the event of stock splits, stock dividends, reverse stock splits, reclassifications or other such events, in such manner as the Board of Directors of the Corporation shall reasonably determine. If (A) the Corporation is unable to obtain the requisite shareholder approval concerning the issuance of shares of Common Stock upon conversion of the Series C Preferred to satisfy the NASDAQ Rules on or prior to February 28, 1998, then (B) the Corporation shall immediately redeem, at a "Special Redemption Price" equal to 110% of the liquidation preference of such shares, the smallest number of Series C shares which is sufficient, in the Corporation's reasonable judgment, such that following such redemption, conversion of the remaining shares of Series C Preferred would not constitute a breach of the Corporation's obligations under the NASDAQ Rules. Any redemption effected pursuant to the preceding sentence shall require 15 days' notice and the Redemption Date shall be not more than 15 days after the date specified in Clause A of the preceding sentence. Such redemption shall be made pro-rata. If there shall be a default in payment of the Special Redemption Price, the amount so payable shall bear daily interest from and after the Redemption Date at the rate of one-tenth of one percent per day until paid. The obligation to effect such redemption is subject to compliance with applicable law, but the foregoing condition shall not reduce or modify the obligations of the Corporation hereunder which are absolute and continuing to effect such redemption whenever permitted by applicable law. If by reason of the foregoing


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
sentence, or for any other reason, the Corporation shall fail or be unable to effect the redemption provided for in this Section, then the holders of the outstanding shares of Series C Preferred, voting as a class, shall have the right to elect a majority of the directors of the Corporation at any annual or special meeting of the shareholders of the Corporation, and shall have the right to require that the Corporation immediately call and hold a special meeting of its shareholders to permit the exercise of such right of election by the holders of the Series C Preferred. At such time as the redemption obligations of the Corporation provided for in this Section are fully complied with, (i) the right of the holders of Series C Preferred as a class to elect directors shall cease, and (ii) the term of the directors elected by the holders of Series C Preferred as a class shall terminate. The Corporation may, but shall not be required to, increase the authorized number of its directors so that the directors elected by the Series C Preferred shares shall occupy the vacancies created by such increase, constituting a majority of the whole Board.


      IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by the Vice President of the Corporation this 30th day of September, 1997.


                                       /s/ Frank R. Greico
                                       -----------------------------------------
                                             Frank R. Greico,
                                             Senior Vice President